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                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



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                  EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE



                                                  Net            Weighted Average      Per-Share
                                                Earnings              Shares            Amount
                                                --------              ------            ------
Thirteen weeks ended August 2, 1998:
   Basic                                        $3,844,000          55,484,075          $   0.07
     Effect of dilutive stock options                   --           2,368,251          ========
                                                ----------          ----------
   Diluted                                      $3,844,000          57,852,326          $   0.07
                                                ==========          ==========          ========
Thirteen weeks ended August 3, 1997:
   Basic                                        $2,417,000          51,200,628          $   0.05
     Effect of dilutive stock options                   --           2,403,326          ========
                                                ----------          ----------
   Diluted                                      $2,417,000          53,603,954          $   0.05
                                                ==========          ==========          ========




Twenty-six weeks ended August 2, 1998:
   Basic                                        $5,991,000          53,587,300          $   0.11
     Effect of dilutive stock options                   --           2,359,770          ========
                                                ----------          ----------
   Diluted                                      $5,991,000          55,947,070          $   0.11
                                                ==========          ==========          ========
Twenty-six weeks ended August 3, 1997:
   Basic                                        $3,806,000          51,171,362          $   0.07
     Effect of dilutive stock options                   --           2,184,974          ========
                                                ----------          ----------
   Diluted                                      $3,806,000          53,356,336          $   0.07
                                                ==========          ==========          ========